Exhibit 10.17

STOCK SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made and entered into effective this 29th day of July, 2005, by and between eLandia Solutions, Inc., a Delaware corporation, (the “Company”), and Harley L. “Mike” Rollins (the “Subscriber”).

WITNESSETH:

WHEREAS, pursuant to the terms and conditions of this Agreement, Company desires to issue and Subscriber desires to purchase shares of the common stock of the Company; and

NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties agree as follows.

1. Purchase of Stock. The Company agrees to issue and sell to Subscriber an aggregate of 100,000 shares of its restricted common stock, $0.00001 par value per share, (the “Shares”) at $0.001 per share for an aggregate cash purchase price of $100.00. The certificate(s) representing the Shares shall be issued following full payment therefor.

2. Representations and Warranties of Subscriber: Subscriber represents and warrants that:

2.01. Investment Representations. Subscriber represents and warrants to the Company that based upon its knowledge of the Company and its review of the Articles of Incorporation and Bylaws of the Company; financial statements of Company and such other financial and other information regarding the Company that Subscriber has deemed necessary and requested from Company, Subscriber represents that:

(a) Subscriber has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of Subscriber enforceable in accordance with its terms.

(b) Subscriber has been informed that the sale of the Shares hereunder is being made without registration under the Securities Act of 1933 (the “Act”) or any state securities laws and that the Shares may not be sold or transferred without registration under the Act or unless an exemption from such registration is available.

(c) Subscriber is acquiring the Shares for its own account, no one else has a beneficial interest in the Shares and Subscriber does not intend to and will not resell the Shares unless, at a future date, they are registered under the Act or a specific exemption from registration is available to Subscriber in connection with any such resale. Subscriber understands that an exemption from such registration may be available pursuant to Rule 144 promulgated under the Act by the Securities and Exchange Commission (“Commission”) but that in no event may Subscriber sell the Shares pursuant to Rule 144 prior to the expiration of a one-year period after Subscriber has acquired the Shares and a minimum two-year holding period may be required in some cases; and that any sales pursuant to Rule 144 can only be made in full compliance with the provisions thereof. Subscriber is an “accredited investor” as defined in Section 501 of Regulation D.

(d) Subscriber understands that each certificate representing the Shares will bear on its face a legend in substantially the following form:

“The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold or otherwise transferred except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company by an opinion of counsel satisfactory to the Company that such registration is not required.”

Subscriber further understands that the Company may place a stop transfer order pertaining to the certificates evidencing the Shares with the transfer agent to the same effect as such restrictive legend.

(e) Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Subscriber’s investment in the Shares or has obtained the advice of an attorney, certified public accountant or registered investment advisor with respect to the merits and risks of his investment in the Shares. Subscriber understands that the Company is subject to all of the risks inherent in a development stage business and additional risks that are inherent in the Company’s business. Subscriber has taken full cognizance of and understands those risks and the effect they may have on the Subscriber’s investment.

(f) The Subscriber has been provided with the opportunity to visit the places of business of the Company and ask questions of, and receive answers from, the Company and its officers, employees and agents concerning the business and financial condition of the Company and Subscriber has received satisfactory answers to any such questions and has no further questions at this time.

(g) The Subscriber understands that its investment in the Shares and the Company is speculative and may remain so for an indefinite period, that substantial additional investments in the Company may be required and that there is no assurance that any such additional investments can be obtained, and acknowledges that it is able to bear the economic risk of its investment in the Shares should it be determined ultimately to be worthless.

(h) The Subscriber recognizes the speculative nature and risks of loss associated with an investment in the Company and represents that the Shares subscribed for constitute an investment which is suitable and consistent with the Subscriber’s investment program The Subscriber has the financial ability to bear the economic risk of its investment in the Shares, including a possible loss of its entire investment, has adequate means of providing for its current needs and contingencies and has no need to liquidity in its investment in the Company. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Company will not cause such overall commitment to become excessive.

(i) The Subscriber has been informed by the Company that the purchase price of the Shares has been set arbitrarily and bears no relation to the earnings or net worth of the Company.

(j) The Subscriber has been informed by the Company that the Company will provide the Subscriber with annual current balance sheets and income statements of the Company.

3. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive execution and delivery of this Agreement and the Closing hereunder.

4. Notices. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by (i) certified mail, return receipt requested, postage prepaid, or (ii) by first class mail along with facsimile copy to the address set below each party’s signature to this Agreement or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties. Any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or delivered by facsimile.

5. Modifications. Waiver. No modification or waiver of any provision of this Agreement or consent to any departure there-from shall be effective unless in writing and approved by all of the parties hereto.

6. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

7. Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, Subscriber may not assign his rights under this Agreement without the written consent of the Company.

8. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it.

9. Governing Law and Forum. This Agreement shall be governed by the laws of the State of Florida without regard to its principles of conflicts of laws.

10. Severability. In the event any provision of this Agreement or the application of such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

SUBSCRIBER

Harley L. “Mike” Rollins
Date: July 29, 2005

COMPANY

eLandia Solutions, Inc.

By:
Name:	Sydney D. “Trip” Camper
Title:	President
Date:	July 29, 2005

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